UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) April 15, 2021

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue	Chicago	Illinois	60601
(Address of principal executive offices) (Zip Code)

(312)	346-8100
(Registrant’s telephone number, including area code)

N /A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock / $1 par value	ORI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2021, the Board of Directors (“Board”) of Old Republic International Corporation (“Corporation”) increased the size of the Board from 14 to 15 directors (“Board size increase”) and appointed Ms. Lisa Jeffries Caldwell as a Class 2 director to fill the vacancy created as a result of the Board size increase, effective immediately. The Board also resolved to reduce the size of the Board to 14 directors effective immediately prior to the Corporation’s 2021 annual meeting, at which time Mr. Harrington Bischof, who is not slated for reelection, will step down from the Board. Ms. Caldwell will serve on the Corporation’s Compensation Committee and Governance and Nominating Committee and will stand for election by the stockholders at the 2022 annual meeting. Ms. Caldwell is the Chief Executive Officer of Caldwell Collection, LLC and previously served as the Executive Vice President and Chief Human Resources Officer of Reynolds American, R. J. Reynolds Tobacco Company, and RAI Services until her retirement in 2018. She is a member of the board of directors of Triad Business Bank and she has served in leadership roles at many charitable and educational organizations.

There is no arrangement or understanding between Ms. Caldwell and any person or entity concerning her selection as a director and there is no plan, contract, arrangement or material compensation agreement with Ms. Caldwell, other than that she will receive the same directors’ fees as other directors. Further, neither Ms. Caldwell nor any member of her immediate family have had any disqualifying relationship with the Corporation during the past two years and she has been affirmatively determined to be an independent director by the Board of Directors in accordance with the Listed Company Standards of the New York Stock Exchange and the rules and regulation of the Security Exchange Commission concerning independence.

A full text of the Corporation’s announcement is included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1    News Release dated April 15, 2021

104     Cover page Interactive Data file (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: April 15, 2021	By: /s/ Thomas A. Dare
Thomas A. Dare
Senior Vice President,
Secretary and General Counsel